UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

c/o Cambium Networks, Inc
3800 Golf Road, Suite 360
Rolling Meadows, Illinois 60008

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed, on April 19, 2024, Cambium Networks Corporation (the "Company") and Archana Nirwan, the Company’s Chief Human Resources Officer, agreed that she would depart from the Company. On May 30, 2024, the Company and Ms. Nirwan entered into a Separation and General Release Agreement (the “Separation Agreement”) memorializing the terms of her transition and separation from the Company. Pursuant to the Separation Agreement, Ms. Nirwan will remain employed as the Company’s Chief Human Resources Officer through October 25, 2024 (the “Termination Date”) in order to assist with the transition of her duties. Under the Separation Agreement and in exchange for a general release of claims in favor of the Company, if the Company terminates Ms. Nirwan’s employment prior to the Termination Date for any reason other than for cause, Ms. Nirwan will continue to receive her base salary through the Termination Date. In accordance with the terms of her equity award agreements, Ms. Nirwan’s outstanding equity awards will continue to vest through her termination of employment and, pursuant to the Separation Agreement, Ms. Nirwan will be able to exercise her vested options until October 25, 2025.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	June 4, 2024	By:	/s/ Jacob Sayer
		Name: Title:	Jacob Sayer Chief Financial Officer